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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 27, 2005

SIFCO Industries, Inc.

(Exact name of registrant as specified in its charter)

Ohio	1-5978	34-0553950

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

970 East 64th Street, Cleveland Ohio	44103

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (216) 881-8600

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐ Written communication pursuant to Rule 245 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchanged Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Table of Contents

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

Effective January 31, 2005, Hudson D. Smith resigned as Executive Vice President and Treasurer of the Company. In connection with the resignation, the Company entered into a Separation Agreement and Release with Mr. Smith. Under the Separation Agreement and Release the Company will provide severance benefits to Mr. Smith consisting of his current salary for two years and certain medical benefits for eighteen months. Mr. Smith will continue to serve the Company as a Director and in a sales representative capacity.

This summary is qualified in its entirety be reference to the Separation Agreement and Release, which is attached as an exhibit to this report.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

     (c) Exhibits

Exhibit	Description
10.13	Separation Agreement and Release between Hudson D. Smith and SIFCO Industries, Inc., effective January 31, 2005

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIFCO Industries, Inc. (Registrant)
Date: February 8, 2005	/s/ Remigijus H. Belzinskas
Remigijus H. Belzinskas
Corporate Controller (Principal Accounting Officer)

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